First Haralson
Corporation
and
Subsidiaries

Consolidated Financial Statements
December 31, 2006, 2005 and 2004
(with Independent
Accountants’ Report thereon)

▶ ▶ ▶ ▶ ▶

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
First Haralson Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of First Haralson Corporation and subsidiaries as of December 31, 2006 and 2005, and the related statements of earnings, comprehensive income, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Haralson Corporation and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Atlanta, Georgia	/s/ Porter Keadle Moore, LLP
February 24, 2007

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets

Cash and due from banks, including reserve
requirements of $1,184,000 and $1,387,000	$4,790,465	4,234,518
Federal funds sold	7,056,000	7,454,000
Interest-bearing demand deposits with other banks	4,830,782	5,253,549

Cash and cash equivalents	16,677,247	16,942,067

Investment securities available for sale	46,792,288	46,738,952
Other investments	1,022,980	676,280
Loans, net	138,218,201	120,761,320
Premises and equipment, net	7,012,815	3,749,248
Cash surrender value of life insurance	3,497,448	3,372,689
Accrued interest receivable and other assets	2,156,183	2,032,442

	$215,377,162	194,272,998

Liabilities and Stockholders’ Equity

Deposits:
Demand	$13,011,559	14,239,785
Interest-bearing demand	51,741,944	58,981,419
Savings	9,344,167	11,297,813
Time	102,840,960	81,091,021

Total deposits	176,938,630	165,610,038

Federal Home Loan Bank advances	10,000,000	2,500,000
Accrued interest payable and other liabilities	2,729,029	2,388,768

Total liabilities	189,667,659	170,498,806

Commitments

Stockholders’ equity:
Common stock, Class A voting, $1 par, 25,000 shares authorized, 20,216 and
20,216 shares issued and outstanding in 2006 and 2005, respectively	20,216	20,216
Common stock, Class B non-voting, $1 par, 225,000 shares authorized,
183,041 and 182,195 shares issued and outstanding in 2006 and 2005,
respectively	183,041	182,195
Additional paid-in capital	417,773	319,643
Accumulated other comprehensive income	201,125	174,781
Retained earnings	24,887,348	23,077,357

Total stockholders’ equity	25,709,503	23,774,192

	$215,377,162	194,272,998

See accompanying notes to consolidated financial statements.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Interest income:
Interest and fees on loans	$10,428,565	8,695,967	7,833,142
Interest on federal funds sold	232,126	218,457	136,809
Interest on deposits in other banks	-	-	273
Interest on investment securities:
Tax-exempt	867,618	815,016	866,953
Taxable	1,387,469	1,160,669	1,016,698

Total interest income	12,915,778	10,890,109	9,853,875

Interest expense:
Deposits	4,994,734	3,098,326	2,312,138
Federal Home Loan Bank advances	281,258	283,476	439,558

Total interest expense	5,275,992	3,381,802	2,751,696

Net interest income	7,639,786	7,508,307	7,102,179

Provision for loan losses	70,005	260,000	300,808

Net interest income after provision for loan losses	7,569,781	7,248,307	6,801,371

Other operating income:
Service charges and fees on deposits	2,182,833	2,020,753	1,925,345
Securities losses, net	(5,900)	-	(413)
Other	698,835	680,456	423,150

Total other operating income	2,875,768	2,701,209	2,348,082

Other operating expenses:
Salaries and employee benefits	4,428,028	4,237,414	4,097,501
Occupancy and equipment	1,194,841	1,164,704	1,062,246
Miscellaneous	1,785,361	1,609,359	1,747,665

Total other operating expenses	7,408,230	7,011,477	6,907,412

Earnings before income taxes	3,037,319	2,938,039	2,242,041

Income taxes	656,579	702,065	437,831

Net earnings	$2,380,740	2,235,974	1,804,210

Basic and diluted earnings per common share	$11.76	11.10	8.68

See accompanying notes to consolidated financial statements.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Net earnings	$2,380,740	2,235,974	1,804,210

Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities available for sale:
Holding gains (losses) arising during period, net of tax
of $18,361, $(257,839) and $(50,152)	30,002	(421,399)	(82,145)
Reclassification adjustment for realized (gains) losses included
in net earnings, net of taxes of $(2,242), $0 and $157	(3,658)	-	256

Total other comprehensive income (loss)	26,344	(421,399)	(81,889)

Comprehensive income	$2,407,084	1,814,575	1,722,321

See accompanying notes to consolidated financial statements.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2006, 2005 and 2004

	Class A Common Stock	Class B Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total

Balance, December 31, 2003	$20,577	191,576	1,313,645	678,069	20,885,028	23,088,895
Issuance of common stock	99	1,869	211,516	-	-	213,484
Redemption of common stock	(557)	(13,106)	(1,420,612)	-	(742,063)	(2,176,338)
Dividends paid ($2.61 per share)	-	-	-	-	(553,889)	(553,889)
Change in unrealized gains on
investment securities available
for sale, net of tax	-	-	-	(81,889)	-	(81,889)
Net earnings	-	-	-	-	1,804,210	1,804,210

Balance, December 31, 2004	20,119	180,339	104,549	596,180	21,393,286	22,294,473
Issuance of common stock	97	1,874	217,144	-	-	219,115
Redemption of common stock	-	(18)	(2,050)	-	-	(2,068)
Dividends paid ($2.74 per share)	-	-	-	-	(551,903)	(551,903)
Change in unrealized gains on
investment securities available
for sale, net of tax	-	-	-	(421,399)	-	(421,399)
Net earnings	-	-	-	-	2,235,974	2,235,974

Balance, December 31, 2005	20,216	182,195	319,643	174,781	23,077,357	23,774,192
Issuance of common stock	-	924	107,610	-	-	108,534
Redemption of common stock	-	(78)	(9,480)	-	-	(9,558)
Dividends paid ($2.82 per share)	-	-	-	-	(570,749)	(570,749)
Change in unrealized gains on
investment securities available
for sale, net of tax	-	-	-	26,344	-	26,344
Net earnings	-	-	-	-	2,380,740	2,380,740

Balance, December 31, 2006	$20,216	183,041	417,773	201,125	24,887,348	25,709,503

See accompanying notes to consolidated financial statements.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Cash flows from operating activities:
Net earnings	$2,380,740	2,235,974	1,804,210
Adjustments to reconcile net earnings
to net cash provided by operating activities:
Depreciation, amortization and accretion	449,805	550,143	661,140
Provision for loan losses	70,005	260,000	300,808
Deferred income tax expense (benefit)	(73,360)	(141,548)	(160,592)
Loss on sale of investment securities available for sale	5,900	-	413
Gain on sale of premises and equipment	-	(34,400)	-
Increase in cash surrender value of life insurance	(124,759)	(113,618)	(123,037)
Change in:
Accrued interest receivable and other assets	216,105	114,399	333,121
Accrued interest payable and other liabilities	340,261	347,812	456,125

Net cash provided by operating activities	3,264,697	3,218,762	3,272,188

Cash flows from investing activities:
Proceeds from sales of investment securities available for sale	994,100	120,000	3,354,480
Proceeds from calls and maturities of investment
securities available for sale	10,873,818	8,172,271	17,196,519
Purchase of investment securities available for sale	(11,943,514)	(16,044,776)	(9,531,381)
Proceeds from sales of other investments	-	253,000	-
Purchases of other investments	(346,700)	-	(55,480)
Net change in loans	(17,811,944)	(2,679,844)	(5,590,241)
Purchases of premises and equipment	(3,652,096)	(890,585)	(643,123)
Proceeds from sales of premises and equipment	-	99,400	22,365

Net cash provided (used) by investing activities	(21,886,336)	(10,970,534)	4,753,139

Cash flows from financing activities:
Net change in demand, interest-bearing demand
and savings deposits	(10,421,347)	4,323,849	(2,428,756)
Net change in time deposits	21,749,939	2,774,149	2,937,906
Proceeds from Federal Home Loan Bank advances	10,000,000	-	-
Repayment of Federal Home Loan Bank advances	(2,500,000)	(5,500,000)	(2,000,000)
Proceeds from issuance of common stock	108,534	219,115	213,484
Redemption of common stock	(9,558)	(2,068)	(2,176,338)
Payment of cash dividends	(570,749)	(551,903)	(553,889)

Net cash provided (used) by financing activities	18,356,819	1,263,142	(4,007,593)

Net change in cash and cash equivalents	(264,820)	(6,488,630)	4,017,734

Cash and cash equivalents at beginning of year	16,942,067	23,430,697	19,412,963

Cash and cash equivalents at end of year	$16,677,247	16,942,067	23,430,697

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows, continued

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$4,949,024	3,377,084	2,715,777
Income taxes	$895,000	760,000	532,032

Noncash investing and financing activities:
Change in unrealized gains (losses) on investment
securities, net of tax	$26,344	(421,399)	(81,889)
Transfer of loans to other assets	$285,058	157,015	407,893

See accompanying notes to consolidated financial statements.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1) Summary of Significant Accounting Policies

First Haralson Corporation (the “Company”) is a bank holding company whose business is conducted by its wholly owned subsidiary, First National Bank of Georgia (the “Bank”). In 2002, the Bank’s wholly owned subsidiary, First Georgia Insurance Agency (“FGIA”), began operations. The Company is subject to regulation under the Bank Holding Company Act of 1956.

The Bank is a commercial bank that serves primarily Haralson County, Georgia and surrounding counties. The Bank is chartered and regulated by the Office of the Comptroller of the Currency, is insured and subject to regulation by the Federal Deposit Insurance Corporation and is a member of the Federal Reserve System.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and the Bank. All intercompany accounts and transactions have been eliminated in consolidation.

The accounting principles followed by the Company and the method of applying these principles conform with accounting principles generally accepted in the United States of America (“GAAP”) and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans and valuation allowances associated with the realization of deferred tax assets which are based on future taxable income.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents consist of cash and due from banks, federal funds sold, and interest-bearing demand deposits with other banks.

Investment Securities

The Company may classify its securities in one of three categories: trading, available for sale or held to maturity. Trading securities are bought and held principally for sale in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in trading or held to maturity are classified as available for sale. At December 31, 2006 and 2005, all securities were classified as available for sale.

Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are reported as a separate component of stockholders’ equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains or losses associated with transfers of securities from held to maturity to available for sale are recorded as a separate component of stockholders’ equity.

A decline in the market value of any investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Loans and Interest Income

Loans are stated at principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued

Loans and Interest Income, continued

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, the borrower’s financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged against interest income on loans. Generally, payments on nonaccrual loans are applied to principal.

Allowance For Loan Losses

The allowance for loan losses is established through a provision for loan losses. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance represents an amount which, in management’s judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

Management’s judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower’s ability to pay, overall portfolio quality and review of specific problem loans.

Management believes the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, regulators, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such regulators may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings. The cost of maintenance and repairs which do not improve or extend the useful life of the respective asset is expensed as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment are generally as follows:

Land improvements	7 - 40 years
Buildings and improvements	5 - 50 years
Furniture and equipment	3 - 20 years
Automobiles	5 years

Income Taxes

The Company establishes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company’s assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is made. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

Earnings Per Common Share

Basic earnings per share is based on the weighted average number of common shares outstanding during the period (202,460, 201,405 and 207,835 for 2006, 2005 and 2004, respectively) while the effects of potential common shares outstanding during the period are included in diluted earnings per share. For all years presented there are no potential common stock equivalents outstanding, therefore basic earnings per share equals diluted earnings per share.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(1) Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (FASB) ratified the conclusions reached by the Emerging Issues Task Force (EITF) on EITF 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.” This issue will require companies to recognize an obligation for either the present value of the entire promise death benefit or the annual “cost of insurance” required to keep the policy in force during the postretirement years. This will be effective for fiscal years beginning after December 15, 2007. Management is currently evaluating the effect of the proposal on the Company’s results of operations and financial condition, as the Bank has split-dollar policies in place in its bank owned life insurance.

In June 2006, FASB issued Financial Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements and prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation will be effective for the Company beginning in January of 2007. The Company has assessed the impact of FIN 48 and has determined that there are no significant positions taken in the preparation of its tax return and therefore FIN 48 will not have a material impact on its financial position or its results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements.” SFAS No. 157 does not require any new fair value measurements, but rather, it provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value. However, the application of this statement may change how fair value is determined. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The impact is not expected to be material to the Company’s financial position, results of operations or disclosures.

(2) Investment Securities

Investment securities available for sale at December 31, 2006 and 2005 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
December 31, 2006:
U.S. Treasuries and U.S. Government agencies	$11,203,357	12,145	(110,025)	11,105,477
State, county and municipal	19,045,108	590,433	(14,510)	19,621,031
Mortgage-backed	16,219,638	51,533	(205,391)	16,065,780

Total	$46,468,103	654,111	(329,926)	46,792,288

December 31, 2005:
U.S. Treasuries and U.S. Government agencies	$14,720,800	3,489	(219,813)	14,504,476
State, county and municipal	17,110,929	715,826	(14,322)	17,812,433
Mortgage-backed	14,625,502	16,776	(220,235)	14,422,043

Total	$46,457,231	736,091	(454,370)	46,738,952

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(2) Investment Securities, continued

The amortized cost and estimated fair value of investment securities at December 31, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Investment securities other than
mortgage-backed securities:
Within 1 year	$3,753,402	3,737,449
1 to 5 years	7,220,401	7,206,640
5 to 10 years	7,088,343	7,145,593
More than 10 years	12,186,319	12,636,826
Mortgage-backed securities	16,219,638	16,065,780

	$46,468,103	46,792,288

Unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2006 and 2005 are summarized as follows:

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
December 31, 2006:
U.S. Treasuries and U.S.
Government agencies	$1,974,910	(8,154)	7,618,421	(101,871)	9,593,331	(110,025)
State, county and municipal	823,510	(1,573)	1,826,890	(12,937)	2,650,400	(14,510)
Mortgage-backed securities	2,444,217	(15,977)	8,656,130	(189,414)	11,100,347	(205,391)

	$5,242,637	(25,704)	18,101,441	(304,222)	23,344,078	(329,926)

December 31, 2005:
U.S. Treasuries and U.S.
Government agencies	$6,063,577	47,205	7,452,037	172,608	13,515,614	219,813
State, county and municipal	2,177,050	13,914	229,906	408	2,406,956	14,322
Mortgage-backed securities	8,380,072	96,925	4,276,123	123,310	12,656,195	220,235

	$16,620,699	158,044	11,958,066	296,326	28,578,765	454,370

The unrealized losses on these debt securities as of December 31, 2006 arose due to changing interest rates and are considered to be temporary. These unrealized losses are considered temporary because of acceptable investment grades on each security and the repayment sources of principal and interest are largely government backed. At December 31, 2006, 18 out of 20 U.S. Treasuries and U.S. Government agencies securities, 11 out of 99 state, county and municipal securities, and 30 out of 41 mortgage-backed securities contained unrealized losses.

Proceeds from sales of securities available for sale during 2006, 2005 and 2004 were $994,100, $120,000 and $3,354,480. Gross gains of $0, $0 and $9,694 and gross losses of $5,900, $0 and $10,107 were realized on those sales in 2006, 2005 and 2004, respectively.

Securities with a carrying value of approximately $22,330,000 and $19,643,000 at December 31, 2006 and 2005, respectively, were pledged against public deposits as required by law.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(3)  Loans

Major classifications of loans at December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Commercial, financial and agricultural	$7,190,989	6,888,985
Real estate	108,160,831	95,077,799
Construction	12,136,981	9,211,981
Consumer	12,437,981	11,276,976

	139,926,782	122,455,741
Less allowance for loan losses	1,708,581	1,694,421

	$138,218,201	120,761,320

The Bank grants loans and extensions of credit to individuals and a variety of businesses located in its trade area, primarily Haralson County, Georgia and surrounding counties. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market in this geographical area.

Changes in the allowance for loan losses are summarized as follows:

	2006	2005	2004

Balance at beginning of year	$1,694,421	1,526,910	1,354,850
Amounts charged off	(380,585)	(429,622)	(456,800)
Recoveries on amounts previously charged off	324,740	337,133	328,052
Provision for loan losses	70,005	260,000	300,808

Balance at end of year	$1,708,581	1,694,421	1,526,910

(4) Premises and Equipment

Premises and equipment at December 31, 2006 and 2005 are summarized as follows:

	2006	2005

Land and improvements	$868,956	631,348
Buildings and improvements	5,789,620	2,685,733
Furniture and equipment	5,351,052	4,448,363
Automobiles	246,844	246,844
Construction in progress	-	592,088

	12,256,472	8,604,376
Less accumulated depreciation	5,243,657	4,855,128

	$7,012,815	3,749,248

Depreciation expense was $388,529, $400,254 and $410,560 for the years ended December 31, 2006, 2005 and 2004, respectively.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(5)	Time Deposits

Time deposits of $100,000 and more totaled $38,391,629 and $28,631,255 at December 31, 2006 and 2005, respectively. Additionally, the scheduled maturities of time deposits as of December 31, 2006 are as follows:

Year ending December 31,
2007	$78,260,265
2008	11,463,245
2009	5,868,139
2010	5,175,585
2011	2,073,726
$102,840,960

(6) Federal Home Loan Bank Advances

As of December 31, 2006 and 2005, the following fixed rate advances, which required either monthly or quarterly interest payments, were outstanding:

2006	2005	Interest Rate	Maturity	Call Feature

$ 2,500,000	$2,500,000	3.56%	September 4, 2012	September 4, 2007
$ 2,500,000	$-	5.51%	February 28, 2007	-
$ 2,500,000	$-	5.41%	September 12, 2007	-
$ 2,500,000	$-	5.39%	March 12, 2008	-

At December 31, 2006, the advances are collateralized by approximately $49,000,000 in qualifying first mortgage loans as well as the Company’s Federal Home Loan Bank stock. In addition, the Company has credit availability with the Federal Home Loan Bank equal to fifteen percent of the Bank’s total assets.

(7) Credit Facility

At December 31, 2006, the Company has an available federal funds accommodation, in the amount of $11,100,000, which matures the next banking day following an advance. Interest on this borrowing is charged to the Company at a variable rate based upon the rate paid by the lender for daily federal funds. No amounts are outstanding on this credit facility at December 31, 2006.

(8) Employee Benefit Plans

The Company maintains a defined contribution profit sharing plan for eligible employees. Employees may contribute to the plan, and employee contributions are matched $.50 for each dollar contributed up to 3% of their eligible compensation. Matching contributions vest ratably over five years. At the discretion of the board of directors, the Company may make additional profit sharing contributions to the plan up to 15% of the annual aggregate compensation paid to participating employees. The Company’s contributions charged to expense in connection with this Plan were approximately $65,000, $62,000 and $60,000 in 2006, 2005 and 2004, respectively.

The Bank has a post-retirement benefit plan to provide retirement benefits to its key officers and to provide death benefits for their designated beneficiaries. Under the plan, the Bank purchased whole life insurance contracts on the lives of each key officer. The increase in cash surrender value of the contracts, less the Bank’s cost of funds, constitutes the Bank’s contribution to the plan each year. In the event the insurance contracts fail to produce positive returns, the Bank has no obligation to contribute to the plan. Expenses of approximately $299,000, $271,000 and $542,000 for 2006, 2005 and 2004 have been recognized for this plan.

(9) Commitments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(9)  Commitments, continued

The Bank’s exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

In most cases, the Bank does require collateral to support financial instruments with credit risk.

	Approximate
	Contractual Amount
	2006	2005
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$10,427,237	7,643,825
Standby letters of credit	$299,925	421,925

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management’s credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit or personal property.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Lease Commitments

During 2004, the Company opened a new branch and assumed an obligation for leased space under a noncancelable agreement that requires the payment of monthly rentals, required maintenance, and insurance. The lease is for a five-year term and is accounted for as an operating lease.

The projected minimum rental commitments due under all operating leases are summarized as follows:

Years Ending December 31,
2007	$50,652
2008	50,652
2009	8,442

$109,746

The total rental expense for the years ended December 31, 2006, 2005 and 2004 was $51,103, $52,452 and $52,452, respectively.

(10) Income Taxes

The components of income tax expense for the years ended December 31, 2006, 2005 and 2004 are as follows:

	2006	2005	2004

Current	$729,939	843,613	598,423
Deferred	(73,360)	(141,548)	(160,592)

	$656,579	702,065	437,831

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(10)  Income Taxes, continued

The differences between income tax expense and the amount computed by applying the statutory federal income tax rate to earnings before taxes are as follows:

	2006	2005	2004

Pretax income at statutory rates	$1,032,688	998,933	762,294
Add (deduct):
Tax-exempt interest income	(300,108)	(270,505)	(286,916)
Nondeductible interest expense	17,058	21,818	16,841
Change in cash surrender value of life insurance	(42,327)	(38,630)	(41,832)
Other	(50,732)	(9,551)	(12,556)

	$656,579	702,065	437,831

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 2006 and 2005 are presented below.

	2006	2005
Deferred tax asset:
Allowance for loan losses	$566,541	564,686
Deferred compensation	645,867	556,067
Other	10,708	35,007
Total deferred tax asset	1,223,116	1,155,760
Deferred tax liabilities:
Premises and equipment	(371,913)	(377,917)
Unrealized gain on investment securities	(123,060)	(106,941)

Total deferred tax liability	(494,973)	(484,858)

Net deferred tax asset	$728,143	670,902

(11) Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2006 the Bank meets all capital adequacy requirements to which they are subject.

As of December 31, 2006 the most recent notification from the regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(11) Regulatory Matters, continued

The Bank’s actual capital amounts and ratios are also presented in the table.

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
As of December 31, 2006:
Total Capital (to Risk-Weighted Assets)	$20,760	15.1%	$11,009	8.0%	$13,762	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$19,051	13.8%	$5,505	4.0%	$8,257	6.0%
Tier 1 Capital (to Average Assets)	$19,051	9.0%	$8,490	4.0%	$10,613	5.0%

As of December 31, 2005:
Total Capital (to Risk-Weighted Assets)	$19,843	16.5%	$9,641	8.0%	$12,051	10.0%
Tier 1 Capital (to Risk-Weighted Assets)	$18,334	15.2%	$4,820	4.0%	$7,231	6.0%
Tier 1 Capital (to Average Assets)	$18,334	9.6%	$7,619	4.0%	$9,523	5.0%

Dividends paid by the Bank are the primary source of funds available to the Company. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. During 2007 the Bank may declare dividends of approximately $1,100,000 plus 2007 net earnings without prior approval.

(12) Related Party Transactions

At December 31, 2006 and 2005, deposits from the Company’s directors, executive officers and their related interests aggregated approximately $4,280,000 and $2,360,000, respectively. These deposits were taken in the normal course of business at market interest rates.

The Bank conducts transactions with its directors and executive officers, including companies in which they have beneficial interests, in the normal course of business. It is the policy of the Bank that loan transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable loans to other persons. The following is a summary of activity for related party loans for 2006.

Beginning balance	$354,073
Loans advanced	187,525
Repayments	(161,526)

Ending balance	$380,072

(13) Stock Transactions

The Company allows the Bank’s employees to purchase certain shares of its common stock at 75% of the prior year’s ending book value per share. The total number of shares available for purchase is determined by the board of directors annually, and the total is allocated to employees pro rata based upon their salary levels. All shares available for purchase in a given year must be purchased by the end of that year or the right to purchase is forfeited. The Bank pays to the Company the 25% of the book value not paid by the employees and recognizes this amount as compensation expense. During 2006, employees purchased 924 shares of Class B common stock, and the Bank recorded related compensation expense of approximately $27,000. During 2005 and 2004, employees purchased 1,971 and 1,968 shares, respectively, of Class A and Class B common stock, and the Bank recorded related compensation expense of approximately $28,000 and $54,000, respectively.

The Company repurchases and retires its common stock when requested by stockholders and approved by the board of directors. The stock is repurchased at prices approved by the board of directors.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(14) First Haralson Corporation (Parent Company Only) Financial Information

Balance Sheets
December 31, 2006 and 2005

	2006	2005
Assets
Cash	$6,464,380	5,257,932
Investment in subsidiaries	19,252,623	18,509,328
Other assets	-	16,632
	$25,717,003	23,783,892
Liabilities and Stockholders’ Equity
Other liabilities	$7,500	9,700
Stockholders’ equity	25,709,503	23,774,192
	$25,717,003	23,783,892

Statements of Earnings

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Income:
Interest	$205,935	108,983	46,295
Dividends from subsidiaries	1,500,000	1,802,818	1,500,000
	1,705,935	1,911,801	1,546,295
Operating expenses	42,146	51,076	56,393
Earnings before equity in undistributed
earnings of subsidiaries	1,663,789	1,860,725	1,489,902
Equity in undistributed earnings of subsidiaries	716,951	375,249	314,308
Net earnings	$2,380,740	2,235,974	1,804,210

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(14) First Haralson Corporation (Parent Company Only) Financial Information, continued

Statements of Cash Flows

For the Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004
Cash flows from operating activities:
Net earnings	$2,380,740	2,235,974	1,804,210
Adjustments to reconcile net earnings
to net cash provided by operating activities:
Equity in undistributed earnings of subsidiaries	(716,951)	(375,249)	(314,308)
Change in other assets and liabilities	14,432	4	(5,000)

Net cash provided by operating activities	1,678,221	1,860,729	1,484,902

Cash flows from investing activities, consisting of
net change in loans	-	1,000,000	(1,000,000)

Cash flows from financing activities:
Payment of cash dividends	(570,749)	(551,903)	(553,889)
Issuance of common stock	108,534	219,115	213,484
Redemption of common stock	(9,558)	(2,068)	(2,176,338)

Net cash used by financing activities	(471,773)	(334,856)	(2,516,743)

Net change in cash and cash equivalents	1,206,448	2,525,873	(2,031,841)

Cash and cash equivalents at beginning of the period	5,257,932	2,732,059	4,763,900

Cash and cash equivalents at end of the period	$6,464,380	5,257,932	2,732,059

(15) Fair Value of Financial Instruments

The assumptions used in the estimation of the fair value of the Company’s financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

Cash and Short-term Investments

For cash, due from banks, federal funds sold and interest-bearing demand deposits in other banks, the carrying amount is a reasonable estimate of fair value.

Investment Securities

Fair values for investment securities are based on quoted market prices.

Other Investments
The carrying amount of other investments approximates fair value.

Loans

The fair value of fixed rate loans is estimated by discounting the future cash flows using the rates at which similar loans would be made to borrowers with similar credit ratings at year end. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(15) Fair Value of Financial Instruments, continued

Cash Surrender Value of Life Insurance Policies
The carrying value of these assets approximates fair value.

Deposits

The carrying value of demand deposits, interest-bearing demand deposits, savings and variable rate certificates of deposit approximates fair value. The fair value of fixed rate certificates of deposit is estimated by discounting the future cash flows using the rates offered for deposits of similar remaining maturities at year end.

Federal Home Loan Bank Advances
The fair value of the FHLB fixed rate advances are estimated using discounted cash flows, based on the current incremental borrowing rates for similar types of borrowing arrangements.

Commitments to Extend Credit and Standby Letters of Credit

Commitments to extend credit and standby letters of credit are generally short-term and made at variable rates. Therefore, both the carrying value and estimated fair value of these off-balance-sheet instruments are immaterial.

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The carrying amount and estimated fair values of the Company’s financial instruments at December 31, 2006 and 2005 are as follows:

	2006		2005
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
		(in thousands)
Assets:
Cash and short-term investments	$16,677	16,677	16,942	16,942
Investment securities available for sale	$46,792	46,792	46,739	46,739
Other investments	$1,023	1,023	676	676
Loans, net	$138,218	136,362	120,761	118,526
Cash surrender value of life insurance policies	$3,497	3,497	3,373	3,373
Liabilities:
Deposits	$176,939	176,841	165,610	165,393
Federal Home Loan Bank advances	$10,000	9,773	2,500	2,358

FIRST HARALSON CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

(16) Subsequent Event

On January 22, 2007, the Company entered into an agreement and plan of reorganization by and among WGNB Corp., West Georgia National Bank, First Haralson Corporation, and First National Bank of Georgia whereby First Haralson Corporation will be merged with and into WGNB Corp. and, concurrently, First National Bank of Georgia will be merged into West Georgia National Bank. The consummation of the transaction is subject to approval by both companies’ shareholders and is anticipated to close in the second quarter of 2007.

Under the terms of the merger agreement, First Haralson Corporation’s shareholders may elect to receive cash, WGNB Corp. common stock, or a combination of the two for $46,250,000 in the aggregate. The shareholder election is subject to limits of a minimum of $11,562,500 and a maximum of $18,500,000 of cash consideration being issued in the merger. In addition, the terms of the merger agreement allow First Haralson Corporation to pay a one-time, special dividend not to exceed $7,250,000 in the aggregate, or approximately $35.67 per share, for each First Haralson Corporation share to First Haralson Corporation shareholders prior to the closing of the proposed transaction. The transaction has been unanimously approved by the boards of directors of both companies and is subject to shareholder and regulatory approvals, as well as other customary conditions of closing.